SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                  April 30, 1997



                           BANYAN STRATEGIC REALTY TRUST
             (Exact name of Registrant as specified in its charter)


  Massachusetts                 0-15465                            36-3375345
(State of or other         (Commission File           (I.R.S. Employer
 jurisdiction of                Number)                         Identification
 incorporation)                                                     Number)



150 South Wacker Drive, Suite 2900, Chicago, IL                      60606
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code               (312) 553-9800

This document consists of 5 pages.
Exhibit index is located on page 4.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On January 15, 1997, Banyan Strategic Realty Trust (the "Trust") acquired a 100% ownership interest in an office/industrial complex known as Phoenix Business Park. On April 30, 1997, the Trust acquired a 100% ownership interest in an office building known as Butterfield Office Plaza. The terms regarding the Trust's acquisition of these properties, the property description, and other information are contained below.

PHOENIX BUSINESS PARK

      The Phoenix Business Park property is located in northeast Atlanta, Georgia and is a three-building office/industrial complex. The three buildings contain approximately 110,600 square feet of gross leasable area, were constructed in 1979 and are situated on approximately ten acres of land. The Phoenix Business Park property was acquired for a purchase price of approximately $5,479,000, including assumed liabilities at acquisition of $33,000. The acquisition price was funded as a draw on the Trust's line of credit with American National Bank and Trust Company of Chicago ("ANB").

      The Phoenix Business Park property was 100% occupied with thirteen tenants upon acquisition and remains fully occupied as of April 30, 1997. Three major tenants occupy approximately 65% of the total gross leasable area of the building. The General Services Administration, which operates an Internal Revenue Service processing center, occupies 26,039 square feet of gross leasable area pursuant to a lease which expires on January 14, 2001. Viacom, an executive/sales office and television studio, occupies 20,773 square feet of gross leaseable area pursuant to a lease which expires on January 31, 2006. Bethco, Inc., a computer consulting firm, is located in two separate buildings and occupies 25,788 square feet in the aggregate under a lease which expires on January 31, 2000.

      The Phoenix Business Park's day-to-day operations are managed by Metric Realty Services, Inc. which receives a management fee each month equal to 4% of rent collected at the property for these management services. The terms of the management agreement is for one year, cancelable upon cause and renewable for additional terms of one year at the Trust's option.

BUTTERFIELD OFFICE PLAZA

      The Butterfield Office Plaza property (the "Butterfield Property") is located in Oak Brook (metropolitan Chicago), Illinois and is a three-story office building consisting of approximately 200,800 square feet of gross leasable area. The property is situated on ten acres of land and was constructed in 1974. The Butterfield Property was acquired for a purchase price of $14,950,000, including liabilities assumed at acquisition of approximately $698,000. The acquisition price was funded as a draw on the Trust's line of credit with ANB.

      The Butterfield Property was 92% occupied with fifty tenants upon acquisition. There are ten tenants which occupy over 5,000 square feet of office space each, representing approximately 48% of the total space of the building.

      The Butterfield Property's day-to-day operations are managed by Morgan Realty Partners which will receive a management fee each month equal to 5% of rent collected at the property for these management services. The term of the management agreement is for one year, cancelable upon cause and renewable for additional terms of one year at the Trust's option.


ITEM 7.     STATEMENTS AND EXHIBITS.

      The Trust is currently unable to provide the financial statements and pro forma financial information as part of this report as required under Item 7 Financial Statements, Pro Forma Financial Information and Exhibits (a)(b) of
Form 8-K as of the date hereof.   As of the date of this filing, the Trust's
independent accountants had not completed the audits of the 1996 operating results of the properties on which the Trust bases its pro forma operating estimates. The Trust currently anticipates completion of the audit and filing of all required financial statements and pro forma financial information for the properties within sixty days of the date of this report.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 1997           BANYAN STRATEGIC REALTY TRUST
                                    (Registrant)

                              By:   /s/ Joel L. Teglia
                              Vice President, Chief Financial and
                              Accounting Officer